SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K/A



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: December 1, 2003


                              ENERGY PRODUCERS, INC.
             (Exact name of registrant as specified in its charter)


              Nevada                  000-32507              88-0345961
      (State of Incorporation) (Commission File Number)    (IRS Employer
                                                         Identification No.)


                          Dennis R. Alexander, President
                              Energy Producers, Inc.
          7944 E. Beck Lane, Suite 140, Scottsdale, Arizona 85260-1774
          ------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (480) 778-0488
                    ----------------------------------------
              (Registrant's telephone number, including area code)




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Note::  This 8-K/A (Amendment No. 2) amends the date for the transfer of shares as stated in Item 1 and Item 2 and adds Item 5.


Item 1.   Changes in Control of Registrant


a) Effective December 12, 2003, the Registrant and International Group Holdings Inc. ("IGH") have entered into an amended definitive Agreement for the Exchange of Common Stock (the "Exchange Agreement"), pursuant to which Registrant will acquire one hundred percent (100%) of the common stock, assets and liabilities of IGH, including its wholly-owned subsidiary, International Yacht Sales Group, Ltd., a limited liability company of England and Wales pending transfer of shares estimated for completion by February 20, 2004. For accounting purposes upon the transfer of shares of the respective companies; the written notice of actions taken by consent of the majority of shareholders of the Registrant; and following the completion of required compliance under
      Section 14(c) of the Securities Exchange Act of 1934 including the mailing of the information statement to the shareholders of the Registrant, the effective date of the Exchange Agreement shall become retroactive to December 1, 2003, in which IGH and its subsidiary and interests became wholly-owned subsidiaries of the Registrant.

      Under the terms of the Merger Exchange Agreement and having obtained majority stockholder approvals, IGH's stockholders will receive one restricted share of the Registrant's common stock for each IGH share outstanding.

      Following the transaction, the Registrant's stockholders will own approximately 18,687,812 shares or 52.29 percent of the combined company and IGH's stockholders will own 17,051,156 shares or 47.71 percent of the combined company.

b) There are no arrangements known to the Registrant, including any pledge by any person, of securities of the Registrant, the operation of which may, at a subsequent date, result in a change in control of Registrant.

Item 2.   Acquisition or Disposition of Assets.

      On December 12, 2003, the Registrant and International Group Holdings Inc. ("IGH") entered into an amended definitive Agreement for the Exchange of Common Stock (the "Exchange Agreement"), pursuant to which Registrant will acquire one hundred percent (100%) of the common stock, assets and liabilities of IGH, including its wholly-owned subsidiary, International Yacht Sales Group, Ltd., a limited liability company of England and Wales pending transfer of shares estimated for completion by February 20, 2004. For accounting purposes upon the transfer of shares of the respective companies; the written notice of actions taken by consent of the majority of shareholders of the Registrant; and following the completion of required compliance under Section 14(c) of the Securities Exchange Act of 1934 including the mailing of the information statement to the shareholders of the Registrant, the effective date of the Exchange Agreement shall become retroactive to December 1, 2003, in which IGH and its subsidiary and interests became wholly-owned subsidiaries of the Registrant.

      The total consideration by the Registrant to be issued pursuant to the Exchange Agreement shall be 17,051,156 of its common restricted stock. The shares of the common restricted stock of ISSUER, $0.001 par value per share, are in exchange for all the issued and outstanding shares of IGH, its assets


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and liabilities, such that (I) IGH shall become a one hundred percent (100%)
wholly owned subsidiary of the ISSUER, and (II), pursuant to the terms of the Exchange Agreement, one hundred percent (100%) of the stock, assets and liabilities held by IGH in its wholly owned subsidiary International Yacht Sales Group, Ltd., a limited liability chartered company of Great Britain ("IYSG") which includes all of its divisional interests, shall immediately be transferred at the closing date herein becoming as of the Effective Date of the Exchange Agreement an independent one hundred percent (100%) wholly owned subsidiary of the Registrant.


      Pursuant to the Exchange Agreement, IGH shall deliver to the Registrant one hundred percent (100%) of all of the issued and outstanding stock of IGH becoming wholly owned, and approves additionally to transfer at closing by IGH, of all of the stock, assets and liabilities held by IGH in its wholly owned subsidiary interests International Yacht Sales Group Ltd ("IYSG Ltd.") directly to the Registrant becoming also wholly owned by the Registrant as subsidiary Marine operations. IYSG Ltd. interests include but are not limited to the following divisions: IYSBC brand and network, Emedi8 software and software depot, ICS operation, Iworldrealty, International Boat Services, International Marine Services.

Further information as to the business of IGH and subsidiary IYSG Ltd. and divisions is incorporated herein by reference to the Registrant's Pre 14C filed with the Commission on December 11, 2003.

Item 5.  Other Information

      The International Group Holdings, Inc. accountants in Great Brittan have completed their work, which has been sent to the Registrant's accountants and is now in process of completion. Therefore, the Registrant expects that the financial statements and pro forma financial statements required by Item 1,
Item 2., and Item 7. herein incorporated in this 8-K amended filing will be filed within 15 days of the date of this filing. At that time, the Registrant will also amend and re file its Preliminary 14C information statement regarding the exchange acquisition with International Group Holdings, Inc. herein referenced, incorporated herein by reference and filed with the Commission on December 11, 2003.


Item 7.  Financial Statements and Exhibits

   a) The financial statements required by this item will be filed within the prescribed time.

   b) The pro forma financial statements required by this item will be filed within the prescribed time.

   c) Exhibits

Exhibit         Description

2.1         Agreement for the Exchange of Common Stock, dated December 12,
            2003*

  * Previously filed



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       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                       By:   /s/  Dennis R. Alexander
                                             ------------------------
                                                  Dennis R. Alexander
                                                  President

Date:  February 17, 2004